UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 24, 2005

Dear Fellow Stockholders:

I am pleased to invite you to our 2005 Annual Meeting of Stockholders. This year’s meeting, which will be the 22nd since our founding in 1982, and since we went public in 1983, will be held on Wednesday, December 7, 2005, at 10:00 a.m., local time, at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our research and development efforts as well as our product pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2005 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the fiscal year ended June 30, 2005.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record, that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am

Sincerely yours,

CYNTHIA L. SULLIVAN

President and Chief Executive Officer

IMMUNOMEDICS, INC. 300 American Road Morris Plains, New Jersey 07950

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 7, 2005

Time		10:00 a.m., local time

Place		300 American Road, Morris Plains, New Jersey 07950

Proposals	1.	Elect eight directors to serve for a term of one year until the 2006 Annual Meeting of Stockholders;

	2.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006; and

	3.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, October 12, 2005, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 24, 2005

IMMUNOMEDICS, INC.

300 American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2005 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2005 Annual Meeting of stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 7, 2005, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc. and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

Our Annual Report for the fiscal year ended June 30, 2005, was first mailed to stockholders, along with these proxy materials, on or about October 24, 2005.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 is available on the Internet at our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at “investor@immunomedics.com.”

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

VOTING PROCEDURES

WHO CAN VOTE?

Each share of our common stock that you owned as of the close of business on October 12, 2005, the record date for the 2005 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 54,073,059 shares of Immunomedics common stock issued and outstanding and entitled to vote.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•	Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included on the proxy card. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-PROXIES (1-800-776-9437) (toll free from the United States and Canada) or (ii) by Internet by going to the website of our tabulator, www.voteproxy.com. If you vote by telephone or on the Internet, you do not have to mail in your proxy card. If you wish to attend the meeting in person, however, you will need to bring the admission ticket attached to the proxy card with you. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or return your proxy, or attend and vote at the meeting. If you have misplaced your proxy, you may obtain another by contacting American Stock Transfer & Trust Company at 1-877-777-0800, or writing them at 59 Maiden Lane, New York, New York 10038.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, and Proposal 2, the ratification of auditors, are each considered routine matters. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors

To elect each director, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. Abstentions are not counted for purposes of electing directors. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Withholding authority to vote for a nominee for director is similar to an abstention and will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If you wish to vote against a nominee for director, please write in such nominee’s name in the space provided on the proxy card.

Proposal 2—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast.

If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 2 even if it does not receive instructions from you, since such matters are considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2005 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

•	FOR Proposal 1—elect our eight nominees to the Board of Directors for a one-year term ending at the 2006 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified; and

•	FOR Proposal 2—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of auditors. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We will announce preliminary voting results at the meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2006, which we are required to file with the Securities and Exchange Commission (the “SEC”) on or before February 9, 2006. To request a printed copy of the Form 10-Q, please write to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?

We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET INSTEAD OF RECEIVING PRINTED COPIES IN THE MAIL?

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2005, are available on our Internet site at www.immunomedics.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated eight people to serve as members of the Board of Directors until the 2006 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and each has previously been elected by the stockholders, except Mr. Don C. Stark who has been a director since January 10, 2005, and will first stand for election to the Board of Directors by the stockholders at the 2005 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the nominees named below.

At its regularly scheduled meeting on October 18, 2005, our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Dr. Marvin E. Jaffe, Ms. Mary E. Paetzold, Mr. Richard R. Pivirotto and Mr. Brian A. Markison for re-election at the 2005 Annual Meeting of Stockholders, and to nominate Mr. Don C. Stark to stand for election at the 2005 Annual Meeting of Stockholders, in each case to serve until the 2006 Annual Meeting of Stockholders, or such later date as their respective successors have been elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of September 30, 2005, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve as a member of the board of directors.

The persons named in the enclosed proxy will vote to elect as directors the eight nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Strategic Officer, Immunomedics, Inc.

Age: 67	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

Executive Committee	• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 to the present.

• Chief Scientific Officer from March 2001 to June 2003.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 49	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

Executive Committee	• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as Acting President of IBC Pharmaceuticals, Inc.

Public company directorships: Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets.

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 66	Prior business experience:

Director since: 2000 Research and Development Committee

•     Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.

•     Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

Dr. Marvin E. Jaffe	Principal occupation: Healthcare consultant

Age: 69	Prior business experience:

Director since: 1994 Audit Committee Research and Development Committee Governance and Nominating Committee

•     Healthcare consultant 1994 to present.

•     President, RW Johnson Pharmaceutical Research Institute from August 1988 until March 1994.

Public company directorships: Allos Therapeutics, Inc., a biopharmaceutical company.

Brian A. Markison	Principal occupation: President, Chief Executive Officer and Director, King Pharmaceuticals, Inc.

Age: 46	Prior business experience:

Director since: 2004 Research & Development Committee Finance Committee Compensation Committee

•     Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•     From 1999 to 2001, served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Dupont Integration; Senior Vice President, Licensing and & External Development.

Public company directorships: King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products.

Mary E. Paetzold	Principal occupation: Consultant, Certified Public Accountant

Age: 56	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Finance Committee Governance and Nominating Committee

•     Consultant since 2000.

•     Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, as well as a member of the Board of Directors.

•     Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: Orthovita, Inc., a leader in the development of synthetic biologically active tissue products.

Richard R. Pivirotto	Principal occupation: Management Consultant

Age: 75	Prior business experience:

Director since: 1991 Executive Committee Audit Committee Compensation Committee Finance Committee Governance and Nominating Committee

•     President of Richard R. Pivirotto Company, Inc., an independent management consulting firm since 1981.

•     Previously served as President and Chairman of Associated Dry Goods Corp., a chain of retail department stores, of which he also served as a director until 1986.

Public company directorships: General American Investors Company, Inc., The New York Life Insurance Company and Connecticut Community Bank N.A.

Don C. Stark	Principal occupation: Marketing and Business Development Consultant

Age: 51	Prior business experience:

Director since: 2005 Finance Committee Research & Development Committee

•     Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996.

•     From 1980 to 1995, served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•     From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR EIGHT NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006. Ernst & Young LLP has been employed by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended by the SEC on November 21, 2000.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 34 of this proxy statement.

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 12, 2005 for: (i) the executive officers named in the Summary Compensation Table on page 22 of this proxy statement, excluding Dr. Ivan D. Horak who resigned from Immunomedics effective September 2, 2005; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by December 10, 2005 (60 days after October 12, 2005) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 54,073,059 shares of common stock outstanding on October 12, 2005.

	Shares Beneficially Owned***
Names and addresses**	Number	Percent
Dr. David M. Goldenberg(1)	9,131,728	14.9%
Cynthia L. Sullivan(2)	9,193,938	15.0%
Dr. Morton Coleman(3)	369,000	*
Dr. Marvin E. Jaffe(4)	115,200	*
Richard R. Pivirotto(5)	135,000	*
Mary E. Paetzold(6)	60,800	*
Brian A. Markison(5)	10,000	*
Don C. Stark(5)	10,000	*
Gerard G. Gorman (5)	325,000	*

All Directors and Executive Officers as a group (9 persons)(7)	10,371,567	19.1%

FMR Corp.(8)	5,293,400	9.8%
82 Devonshire Street
Boston, MA 02109

Deborah S. Orlove(9)	2,969,069	5.5%
200 L Street N.W., Suite 675
Washington, D.C. 20036

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of the stockholders listed in the above table who own more than five percent of our common stock is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2005 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
***	Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(1)

Consists of (i) 1,593,662 shares held by Dr. Goldenberg; (ii) 12,743 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 3,291,769 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 1,055,000 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,700,000 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,170,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x)152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 100,000 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,536,297 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence.

(2)	Consists of (i) 12,743 shares held by Ms. Sullivan; (ii) 1,593,662 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 10,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 3,291,769 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 1,055,000 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii)1,700,000 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,170,000 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 100,000 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 6,946,195 shares as listed in items (ii), (iv), (vi), (vii), (viii) (x) and (xi) of the previous sentence.
(3)	Consists of (i) 60,250 shares held by Dr. Coleman’s wife; (ii) 43,750 shares held by certain of his children; and (iii) 265,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock.
(4)	Consists of 200 shares held directly by Dr. Jaffe and 115,000 shares that may be acquired by him upon the exercise of options to purchase shares of common stock.
(5)	Represents shares that may be acquired upon the exercise of options to purchase shares of common stock.
(6)	Consists of 3,300 shares held by Ms. Paetzold in her individual retirement account and 57,500 shares that may be acquired by her upon the exercise of options to purchase common stock.
(7)	See Notes 1-6 above.
(8)	This information is based solely on a 13-F filing as of June 30, 2005 with the SEC. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,293,400 shares or 9.8% of the Common Stock outstanding of Immunomedics Incorporated as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 5,293,400 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(9)	Consists of (i) 467,465 shares held by Ms. Orlove; (ii) 183,000 shares held by Escalon Corporation, of which she serves as a director; (iii) 214,839 shares held as trustee of Escalon Foundation; (iv) 2,054,313 shares held as trustee of five trusts for Dr. Goldenberg’s other children and grandchildren; and (v) 49,452 shares as to which Ms. Orlove has voting or dispositive power as a trustee of a trust for their benefit. Ms. Orlove disclaims beneficial ownership of all shares except to the extent she holds a pecuniary interest.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices with particular care in light of the Sarbanes-Oxley Act of 2002. We also reviewed with our outside accountants, legal counsel and other professional advisors the recently released rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Stock Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies. As a result, we have implemented several new procedures and strengthened existing procedures.

Role of Our Board of Directors

Our Board of Directors currently consists of eight members, although we regularly seek additional qualified candidates to consider joining the Board. The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our Company’s business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board and committee meetings, and by actively participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board so that the Board can become familiar with our key talent. From time to time we also conduct Board education sessions when appropriate.

In fiscal 2005, the Board of Directors met nine times, and the various committees of the Board met a total of 31 times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend the Company’s Annual Meeting of Stockholders. Six of the seven directors attended the Company’s 2004 Annual Meeting of Stockholders.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. The Company has adopted a code of ethics for its CEO and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on the Company’s Internet site at www.immunomedics.com. In addition, all directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Stock Market, and is available on the Company’s Internet site at www.immunomedics.com.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board consist of members who are independent. There are different measures of director independence—independence under listing standards of the NASDAQ Stock Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has recently reviewed information about each of our non-employee directors and determined that each of, Dr. Marvin E. Jaffe, Ms. Mary E. Paetzold, Mr. Richard R. Pivirotto, Mr. Brian A. Markison and Mr. Don C. Stark are deemed “independent” under applicable law and the listing standards of the NASDAQ Stock Market, and accordingly if all nominees are elected to the Board of Directors at the 2005 Annual Meeting of Stockholders we will have a majority of independent directors on our Board.

We have previously determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of certain fees he receives for his consulting services to the Company.

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has six standing committees: an Audit Committee; a Compensation Committee; a Finance Committee; a Governance and Nominating Committee; a Research and Development Committee; and an Executive Committee. A copy of the charter of the Audit Committee as adopted by our Board of Directors is attached to this proxy statement as Appendix A, a copy of the charter of the Compensation Committee as adopted by our Board of Directors is attached to this proxy statement as Appendix B and a copy of the charter of the Governance and Nominating Committee as adopted by our Board of Directors is attached to this proxy statement as Appendix C. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters, but did not elect to do so in fiscal 2005.

AUDIT COMMITTEE
Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Dr. Jaffe, Ms. Paetzold & Mr. Pivirotto	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Stock Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	8

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. In addition to regular Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Chairman of the Audit Committee (with other Audit Committee members also invited to participate) meet once each quarter to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

	You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter included as Appendix A to this proxy statement. Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE

Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Mr. Markison, Ms. Paetzold & Mr. Pivirotto	The Compensation Committee consists entirely of directors who are (i) “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Stock Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance. The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2002 Stock Option Plan, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is attached to this Proxy Statement as Appendix B.	6

	Please see also the Compensation Committee Report on Executive Compensation below.

FINANCE COMMITTEE

Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Ms. Paetzold, Mr. Pivirotto, Mr. Markison & Mr. Stark	The Finance Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Stock Market. Its primary responsibilities are to oversee all issues involving our liquidity as well as our capital needs, including our equity and debt offerings and our capital expenditures. The Finance Committee meets with senior management each year to review the capital expenditures budget. The Finance Committee also meets with our chief financial officer as well as our outside financial advisors to discuss conditions in the capital markets in order to regularly assess opportunities for the Company to raise additional debt or equity capital.	7

GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Ms. Paetzold, Mr. Pivirotto & Dr. Jaffe	The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The charter of the G&N Committee, which describes all of the G&N Committee’s responsibilities, is attached to this Proxy Statement as Appendix C. The G&N Committee, will consider nominees recommended by our stockholders for election to the Board of Directors at the 2006 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2005 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve. In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole.	5

	In accordance with NASDAQ Rule 4350(c), which requires the G&N Committee to consist solely of independent directors, the Board of Directors recently reconstituted the G&N Committee to be comprised of Dr. Jaffe, Mr. Markison, Mr. Pivirotto and Ms. Paetzold, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Stock Market

EXECUTIVE COMMITTEE

Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Dr. Goldenberg, Ms. Sullivan & Mr. Pivirotto	The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of Immunomedics’ business and affairs to the extent permitted by law, our By-laws and as specifically granted by the Board of Directors.	0

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2005	Responsibilities	Meetings in Fiscal 2005
Dr. Coleman, Dr. Jaffe, Mr. Markison & Mr. Stark	The Research and Development Committee oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline.	5

Upon his appointment to the Board of Directors, Mr. Stark, who is an “independent” director, was named as a member of the Finance Committee and the Research and Development Committee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Ms. Paetzold, Mr. Pivirotto and Mr. Markison. No member of the Compensation Committee was at any time during fiscal 2005, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the board of directors or the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the rate of compensation paid to our non-employee directors in fiscal 2005.

Richard R. Pivirotto, a member of our Board of Directors since 1991, was elected to serve as the Lead Outside Director, for which he will be entitled to receive additional compensation as described below.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2005*	For each:
Basic retainer:	$15,000	Fiscal year
Lead Outside Director	$5,000	Fiscal year
Chairman of the Audit and Compensation Committees (each)	$2,500	Fiscal year
Attendance:	$1,500	Board meeting
	$500	Board meeting by conference telephone
	$1,500	Board committee meeting attended in person held on days when the Board does not meet
	$500 if less than one hour, or $1,000	Board committee meeting by conference telephone

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2002 Stock Option Plan (the “2002 Plan”). Each director has historically received an annual grant, generally on July 1st, the first day of our fiscal year. The number of shares granted each year is generally determined by the Compensation Committee at its June meeting, subject to the approval of the entire Board of Directors. When an outside director is elected to the Board of Directors, they are awarded options for 10,000 shares of the Company’s common stock. There were two new outside directors added to the Board during 2005. (Mr. Markison and Mr. Stark), both of whom received 10,000 options at the fair value at the time of their election.

Each option terminates upon the earlier to occur of ten years after the date of grant, or three months after the director ceases to be a member of the Board of Directors, although this 90-day period is extended to one year in the event of disability, and twelve months in the event of death.

Under our 2002 Plan, an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2002 Plan is equal to the last reported market price of Immunomedics common stock as quoted on the NASDAQ National Market on the date of grant.

Compensation Paid to Non-Employee Directors during Fiscal 2005

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2005:

Name	Fiscal 2005 Cash Compensation	Number of shares underlying options granted	Option grant date	Option exercise price per share
Morton Coleman, M.D.	$20,000	10,000	7/01/04	$4.95
Marvin E. Jaffe, M.D.	$26,500	10,000	7/01/04	$4.95
Brian A. Markison	$17,750	10,000	10/07/04	$2.82
Mary E. Paetzold	$30,500	10,000	7/01/04	$4.95
Richard R. Pivirotto	$36,500	20,000	7/01/04	$4.95
Don C. Stark	$11,500	10,000	1/10/05	$3.26

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	49	President and Chief Executive Officer
Dr. David M. Goldenberg	67	Chairman of the Board and Chief Strategic Officer
Gerard G. Gorman	54	Vice President, Finance, and Chief Financial Officer
Dr. Ivan D. Horak	54	Executive Vice President, Research and Development

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. In September 2002, Ms. Sullivan was elected to serve as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Strategic Officer, having been our Chief Scientific Officer from June 2001 to June 2003. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored more than 1,500 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society also named Dr. Goldenberg the co-recipient of the 1994 Abbott Award for Oncodevelopmental Biology and Medicine. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey.

Gerard G. Gorman has served as our Vice President, Finance, and Chief Financial Officer since September 2001. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise.

Dr. Ivan D. Horak joined our Company as Executive Vice President for Research and Development in May 2002 and was appointed Chief Scientific Officer in July 2003. Prior to that time, Dr. Horak was employed by Pharmacia as a Vice President for Clinical Oncology, where he helped to direct the global development of oncology compounds from 1999 to 2002. From 1996 to 1999, Dr. Horak held a variety of clinical research positions at Janssen Research Foundation, a subsidiary of Johnson & Johnson, including Director, Research & Development. From 1986 to 1995, Dr. Horak was with the National Cancer Institute. Dr. Horak received his M.D. degree from the University of Komenius, Bratislava, Czechoslovakia. In addition to serving on the editorial board of Cancer Research, Dr. Horak is active in a number of scientific and medical societies, including the American Association for Cancer Research, American Society of Hematology, and American Society of Clinical Oncology. Dr. Horak resigned from Immunomedics effective September 2, 2005.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers or other employees.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the three fiscal years ended June 30, 2005 to (1) our Chief Executive Officer, and (2) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2005.

	Annual Compensation						Long-Term Compensation
Name, Principal Position	Fiscal Year	Salary($)		Bonus($)	Other Annual Compensation($)		Securities Underlying Options(#)(1)		All Other Compensation($)(2)
Cynthia L. Sullivan	2005	500,000		125,000	9,576		150,000		2,625
President and Chief	2004	500,000		125,000	8,712		150,000		2,562
Executive Officer	2003	500,000		100,000	7,920		200,000		2,500

Dr. David M.Goldenberg	2005	455,000	(3)	100,000	109,863	(4)	150,000		135,400	(5)
Chairman and Chief	2004	455,000	(3)	100,000	107,260	(4)	150,000		137,829	(5)
Strategic Officer	2003	455,000	(3)	85,000	106,600	(4)	200,000		335,555	(5)

Gerard G. Gorman	2005	225,000		45,000	—		150,000		2,625
Vice President, Finance and	2004	208,384	(6)	45,000	—		50,000		2,562
Chief Financial Officer	2003	194,250		—	—		25,000		2,428

Dr. Ivan D. Horak	2005	341,250		85,000	—		130,000	(8)	2,625
Executive Vice President,	2004	341,250		85,000	—		50,000	(8)	2,562
R&D, Chief Scientific Officer(7)	2003	325,000		80,000	—		40,000	(8)	—

(1)	Represents incentive stock options granted pursuant to our 2002 Stock Option Plan, except for Dr. Goldenberg who receives non-qualified stock options.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of up to $2,625 in the 2005 fiscal year, $2,562 in the 2004 fiscal year, and $2,500 in the 2003 fiscal year.
(3)	Includes payments for Dr. Goldenberg’s services to IBC Pharmaceuticals in the amount of $55,000 for each of the three fiscal years.
(4)	Includes (i) royalty payments in the amount of $100,000 paid to Dr. Goldenberg pursuant to a patent license agreement and his employment agreement; and (ii) an auto expense allowance.
(5)	Includes the dollar value of (i) premiums paid by us with respect to life insurance policies maintained for the benefit of the Goldenberg Family Trust in the amount of $132,775 in fiscal 2005, $124,556 in fiscal 2004 and $322,282 in fiscal 2003; and (ii) premiums paid by us with respect to life insurance policies maintained for the benefit of Dr. Goldenberg in the amount of $13,273 in fiscal 2004 and $13,273 in 2003.
(6)	Mr. Gorman’s salary compensation was increased to $225,000 effective March 23, 2004.
(7)	Dr. Horak resigned from Immunomedics effective September 2, 2005.
(8)	Options to purchase shares of common stock was terminated at date of resignation, September 2, 2005, except for 50,000 options that were extended to December 2, 2005.

Option Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted during fiscal 2005 to each of the named executive officers.

	Individual Grants
	Number of Securities Underlying Options Granted(#)(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

Name						5%	10%
Cynthia L. Sullivan	150,000		16%	$1.75	6/15/15	$165,085	$418,357
Dr. David M. Goldenberg	150,000		16	1.75	6/15/15	165,085	418,357
Gerard G. Gorman	100,000	(3)	11	3.24	2/10/15	203,762	516,373
	50,000		5	1.75	6/15/15	55,028	139,452
Dr. Ivan D. Horak	80,000	(3)	9	3.24	9/02/05	—	—
	50,000		5	1.75	12/02/05	55,028	139,452

(1)	The options were granted pursuant to the Immunomedics, Inc. 2002 Stock Option Plan. The options granted to the named executive officers are incentive stock options, except for Dr. Goldenberg who receives non-qualified stock options, and vest annually in four equal annual installments commencing one year from the date of grant. The exercise price of each option was equal to the closing market price of our common stock on the date of grant.
(2)	The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the optionee’s continued employment through the option period and the date on which the options are exercised.
(3)	Represents grant made on February 10, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the exercises of options by each of the named executive officers during fiscal 2005. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 2005 and the values of “in-the-money” options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the common stock.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End(1)
	Shares Acquired on Exercise	Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Cynthia L. Sullivan	—	—	1,170,000	—	—	—
Dr. David M. Goldenberg	—	—	1,700,000	—	—	—
Gerard G. Gorman	—	—	325,000	—	—	—
Dr. Ivan D. Horak	—	—	340,000	—	—	—

(1)	There were no exercisable “in-the-money” options at fiscal year end. The fair market value for our common stock was $1.71, the last sale price per share as reported by the NASDAQ National Market on June 30, 2005.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20.0% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $2,625 for 2005, $2,562 for 2004 and $2,500 for 2003 for any of our executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On March 20, 2001, we entered into an employment agreement with Cynthia L. Sullivan that sets forth the terms of her employment through March 9, 2006, which was subsequently extended to June 30, 2006. During the term of her employment, we are obligated to pay Ms. Sullivan an annual base salary of no less than $275,000 and an annual bonus as determined by the Compensation Committee of our Board of Directors, which in no event shall be less than 20% of the base salary. Ms. Sullivan’s agreement also provides that she be awarded a minimum of 150,000 stock options annually on the anniversary of the employment agreement. Under her employment agreement, Ms. Sullivan may participate in all benefit plans and programs to the extent she is eligible, including medical and life insurance.

Under the employment agreement, if Ms. Sullivan is terminated for Cause (as defined in the employment agreement), by reason of death, unavailability (as defined in the employment agreement), or by reason of voluntary resignation, then we must pay Ms. Sullivan the base salary through such date of termination. If Ms. Sullivan is terminated for any other reason, then we must continue for a period of four years Ms. Sullivan’s medical and life insurance and must pay Ms. Sullivan the sum of (i) the highest base salary paid to Ms. Sullivan during any of the prior three years, (ii) the highest bonus paid to Ms. Sullivan during the prior three years and (iii) the stock options that Ms. Sullivan would have otherwise received during the period commencing on the termination date and ending on the later of 24 months from the termination date and June 30, 2006 (such sum, collectively with the extension of benefits, is referred to hereinafter as the “Severance Payment”).

In the event of a Change of Control (as defined in the employment agreement), all previous stock option grants made to Ms. Sullivan shall immediately vest. If, following the Change of Control, we do not agree to allow Ms. Sullivan to remain in her current capacity for a one-year period before either consummating a new contract, or the election by Ms. Sullivan to be paid the Severance Payment, then her employment will be terminated and we must pay Ms. Sullivan the Severance Payment.

Dr. David M. Goldenberg

Employment Agreement. Pursuant to the terms of his employment agreement as currently in effect, Dr. Goldenberg is entitled to receive incentive compensation equal to one-half of one percent (0.5%) on the first $75.0 million of all Annual Net Revenue (as defined in the employment agreement) of Immunomedics, and one-quarter of one percent (0.25%) on all such Annual Net Revenue in excess thereof. Annual Net Revenue is defined to include the proceeds of certain dispositions of assets or interests therein, including royalties, certain equivalents thereof and, to the extent approved by the Board of Directors, non-royalty license fees. Dr. Goldenberg’s employment agreement was extended in 2001 for an additional five-year period, expiring on June 30, 2006.

Dr. Goldenberg is also entitled to receive revenue incentive compensation during the period of his actual employment with our Company, and for a period of three years thereafter, unless he unilaterally terminates his employment without cause or is terminated for cause. With respect to the period that Dr. Goldenberg is entitled to receive revenue incentive compensation on any given products, it will be in lieu of any other percentage compensation based on sales or revenue due him with respect to such products under his employment agreement or the license agreement. With respect to any periods that Dr. Goldenberg is not receiving such revenue incentive compensation, he is entitled to receive one-half of one percent (0.5%) on cumulative annual net sales of, royalties on, certain equivalents thereof, and, to the extent approved by the Board of Directors, other consideration received by Immunomedics for such products, up to a cumulative annual aggregate of $75,000,000, and one-quarter of one percent (0.25%) on any cumulative Annual Net Revenue in excess of $75,000,000. A $100,000 annual minimum payment must be paid in the aggregate against all revenue incentive compensation and royalty payments and the Company’s License Agreement with Dr. Goldenberg.

The terms of his employment agreement also provide that Dr. Goldenberg is entitled to receive a percentage, not less than twenty percent (20%), as determined in good faith by the Board of Directors, of net consideration (including, without limitation, license fees) which Immunomedics receives in connection with any disposition by sale, license or otherwise, of any Undeveloped Assets (as defined in the employment agreement) which are not budgeted as part of our strategic plan. Pursuant to this provision, Dr. Goldenberg received a 20% profit interest in the membership interests originally acquired by our Company in connection with the formation of the IBC Pharmaceuticals joint venture with Beckman Coulter in March 1999. Dr. Goldenberg is also compensated by IBC Pharmaceuticals, as discussed in greater detail below.

Dr. Goldenberg is not entitled to any incentive compensation with respect to any products, technologies or businesses acquired from third parties for a total consideration in excess of $5,000,000, unless we had made a material contribution to the invention or development of such products, technologies or businesses prior to the time of acquisition. Except as affected by a Change in Control (as defined in the employment agreement) or otherwise approved by the Board of Directors. Dr. Goldenberg will also not be entitled to any revenue incentive compensation or incentive payments other than the Annual Minimum Payment with respect to any time during the period of his employment (plus three years, unless employment is terminated by mutual agreement or by Dr. Goldenberg’s death or permanent disability) that he is not the direct or beneficial owner of shares of our voting stock with an aggregate market value of at least 20 times his defined annual cash compensation. Finally, it is a condition to his employment agreement that Dr. Goldenberg be permitted to continue his involvement with CMMI as discussed in greater detail elsewhere in this proxy.

Severance Agreement. In June 2002, the Board of Directors approved (with Dr. Goldenberg and Ms. Sullivan abstaining) a severance agreement for Dr. Goldenberg pursuant to which we are required, under certain circumstances upon his termination for any reason, including as a result of his disability or our change in control, to sell to Dr. Goldenberg’s family partnership a $10.0 million life insurance policy we have purchased insuring his life. In addition, if Dr. Goldenberg is terminated upon his disability or our change in control within six years of the date of the agreement, we will reimburse him for the total purchase price of the life insurance policy. If he is terminated for any other reason, whether voluntarily or involuntarily, we will reimburse him for 50% of the purchase price, so long he has remained employed by our Company for three years after the agreement, plus an additional amount for each month of service in excess of three years.

Stock Option Plan

Certain of the outstanding option agreements issued under the 1992 Stock Option Plan and the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee prior to June 12, 2002, will immediately become vested and fully exercisable. Each option granted pursuant on or after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman and Chief Strategic Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was an original founder of our Company over 20 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors and Chief Strategic Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

License Agreement. Pursuant to a License Agreement between our Company and Dr. Goldenberg, certain patent applications owned by Dr. Goldenberg were licensed to us at the time of our formation in exchange for a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. Five of the licensed U.S. patents have since expired. In November 1993, the ownership rights of Immunomedics were extended as part of Dr. Goldenberg’s employment agreement, with Immunomedics agreeing to diligently pursue all ideas, discoveries, developments and products, into the entire medical field, which, at any time during his past or continuing employment by Immunomedics (but not when performing services for CMMI—see below), Dr. Goldenberg has made or conceived or hereafter makes or conceives, or the making or conception of which he has materially contributed to or hereafter contributes to, all as defined in his employment agreement.

Life Insurance. We have also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. If Dr. Goldenberg retires from our Company on or after his agreed retirement, or if his employment ends because of permanent disability, we must pay all then outstanding loans, if any, made to the Company under such policy, and assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr. Goldenberg to the Company. There are no outstanding loans as of June 30, 2005. If the employment of Dr. Goldenberg terminates for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. We also currently maintain $4,000,000 of key man life insurance on Dr. Goldenberg for our benefit.

Additionally, a trust created by Dr. Goldenberg purchased in 1991 a $10,000,000 whole life policy on his life. The policy provides funds that may be used to assist Dr. Goldenberg’s estate in settling estate tax obligations, and thus potentially reducing the number of shares of our common stock his estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. During what is estimated to be a 15-year period, we are obligated to pay $143,000 per year towards premiums, compared to an equivalent $250,000 commitment under the previous policies, in addition to amounts required to be paid by Dr. Goldenberg. We have an interest in this policy up to the cumulative amount of premium payments we have made which, through June 30, 2005, was $2,266,000. If Dr. Goldenberg’s employment terminates, and the policy is not maintained, we would receive payment of only its invested cumulative premiums, up to the amount of cash surrender value in the policy.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, is located in Belleville, New Jersey. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to devote more of his time working for CMMI than for our Company. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and former executive officer, is a former adjunct member of CMMI. Despite these relationships, we believe CMMI is independent of Immunomedics, and CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $66,000, $109,000 and $90,000 during the years ended June 30, 2005, 2004 and 2003, respectively. We also provide, at no cost to CMMI, laboratory materials and supplies, although the aggregate cost of these materials and supplies does not exceed $20,000 in any year. In 2005 we incurred $52,000 of legal expenses on behalf of CMMI for patent related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

During the fiscal years 2005, 2004 and 2003, our Board of Directors authorized grants to CMMI of $3,000, $401,000 and $349,000, respectively, to support research and clinical work being performed at CMMI, such grants to be expended in a manner deemed appropriate by the Board of Trustees of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics. IBC reimbursed Immunomedics for $206,000, $271,000 and $1,147,000 of its research activities in 2005, 2004 and 2003 respectively, that were conducted on behalf of IBC. The unreimbursed research activities ($1,895,000) is an outstanding receivable at June 30, 2005. The reimbursements for the fiscal years June 30, 2005, 2004 and 2003 were eliminated in consolidation.

As of June 30, 2005, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In fiscal 2005, Dr. Goldenberg received $55,000 in compensation for his services to IBC.

At June 30, 2005, Dr. Goldenberg was one of three directors of IBC (the other two being independent directors), while Ms. Sullivan, Mr. Gorman and Ms. Phyllis Parker, our Secretary for many years, served as the acting President, Treasurer and Secretary, respectively.

STOCK PERFORMANCE GRAPH

This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing by our Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Center for Research in Security Prices at the University of Chicago, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL

RETURN AMONG IMMUNOMEDICS, INC., THE NASDAQ

STOCK MARKET-US INDEX AND THE NASDAQ

PHARMACEUTICAL INDEX

	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
Immunomedics	$100	$87	$21	$26	$20	$7
NASDAQ Composite	100	54	37	41	52	52
NASDAQ Pharmaceutical	100	84	49	68	76	72

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is currently composed of three independent, non-employee directors. The Compensation Committee’s primary functions are to address Chief Executive Officer and senior executive talent development, retention, performance and succession planning, and to provide advice to, as well as, in certain circumstances, act on behalf of, the Immunomedics Board of Directors with respect to Immunomedics’ general and executive compensation and benefit practices. In particular, the Compensation Committee performs the following functions:

•	conducts an annual review of the Chief Executive Officer’s performance based on both objective and subjective criteria, such as performance of the business, accomplishment of long-term strategic objectives and management development;

•	reviews with the Chief Executive Officer Immunomedics’ organization concepts, the development and potential for promotion of the senior members of Immunomedics’ management and the availability of replacements for these management positions;

•	reviews the qualifications of the executive officers of Immunomedics and nominates executive officers for election by the full Board of Directors;

•	reviews and approves compensation policy and philosophy for Immunomedics to ensure that the compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for comparative purposes;

•	determines the annual salary and other elements of total compensation of the Chief Executive Officer, and, with the involvement of the Chief Executive Officer, annually reviews the total compensation of all other executive officers;

•	administers Immunomedics’ equity incentive plans and the issuance of awards pursuant to those plans, including approving of all equity grants to executive officers, establishing equity grant guidelines and monitoring the availability of shares under those plans; and

•	approves and recommends to the full Board of Directors the adoption of, and any suggested material changes to: (a) any equity incentive plans; (b) any qualified or non-qualified employee pension, profit-sharing or retirement plans; and (c) any broad-based employee incentive compensation plans; and approves changes to these plans that do not require stockholder approval or do not involve material amounts of money or other consideration.

General Compensation Philosophy

Immunomedics’ compensation philosophy is based on the principles of competitive and fair compensation consistent with performance. The executive compensation program is designed to motivate and reward our senior management by aligning a substantial portion of their compensation with the achievement of Immunomedics’ strategic business goals as well as individual performance objectives.

To ensure that compensation is competitive, the Compensation Committee regularly compares Immunomedics compensation practices and levels with those of other leading companies in the biotechnology and biopharmaceutical industries with whom Immunomedics competes for executive talent. While in certain circumstances these companies are at a similar stage of development as Immunomedics, the Compensation Committee also looks at both smaller and larger companies to obtain a comprehensive view of the compensation practices with other high-value, rapidly developing biotech companies. These companies included Immunogen, Praecis Pharmaceuticals, Corixa, Regeneron Pharmaceuticals, Alexion, Xoma, and Abgenix. The Compensation Committee believes that, in light of the rapid growth in recent years of the Immunomedics pipeline of therapeutic and diagnostic product candidates, as well as the Company’s aggressive plans for future growth, this dual approach is the best means of ensuring that the Company is able to recruit and retain the employees it needs to achieve these ambitious goals.

Key Elements of Compensation

The major elements of Immunomedics’ compensation program are base salary, annual bonus and stock options.

Salary. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. Salary adjustments also are based on general market competitiveness. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria.

Bonus Program. Immunomedics’ executive officers, along with other employees, are eligible to participate in a bonus program that is designed to promote the achievement of Immunomedics’ goals. Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include advancement of the Company’s pipeline of both therapeutic as well as diagnostic product candidates, growth in the Company’s intellectual property portfolio, development of the Company’s manufacturing and operating capabilities, enhancements to the Company’s financial reporting systems and controls, and the successful negotiation of advantageous out-licensing as well as other collaborative agreements. Throughout fiscal 2005, the Compensation Committee did not utilize formalized mathematical formulas, nor did it assign weightings to these factors. The Compensation Committee, in its sole discretion, determined the amount, if any, of bonus payments to each executive.

Each executive officer has a target bonus opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its review of total compensation at companies such as those identified above. For fiscal 2005, target bonus levels for Immunomedics’ executive officers ranged from 10% - 50% of base salary, although actual bonus awards can range from zero to well above the target bonus level.

Stock Option Program. Substantially all employees are eligible to participate in Immunomedics’ stock option program. Our stock option program is designed to directly align the long-term financial interests of Immunomedics’ employees and its stockholders, to assist in the retention of employees by providing a meaningful ownership stake in Immunomedics and to encourage our employees to think and act like owners of the business. Immunomedics generally uses a four-year vesting period and a ten-year exercise period for all stock option grants to encourage key employees to continue their employment with us. The exercise price for all stock options granted in fiscal 2005 equaled the market value of the underlying shares on the dates of grant. Therefore, ultimately the stock options have value only if the value of the underlying shares increases. During the 2005 fiscal year the Board of Directors approved the acceleration of all outstanding stock options (the “Acceleration”). The exercise price of all stock options was above market value at the time of the Acceleration. These actions were taken in order to avoid expense recognition in future financial statements upon adoption of FAS 123R.

Immunomedics typically grants stock options to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. Decisions about the size of annual stock option grants that may be made to continuing employees are made at the end of our fiscal year in June, and are generally intended to reflect the individual’s position with Immunomedics, the degree to which his or her contributions impacted our results in the past year, and the importance of his or her critical skills for Immunomedics’ future success.

Ms. Sullivan’s Fiscal 2005 Compensation

Ms. Sullivan is eligible to participate in the same executive compensation plans available to our senior executive officers.

Ms. Sullivan’s salary was increased to $520,000 for fiscal 2006, which began on July 1, 2005. Ms. Sullivan was granted a bonus of $125,000, or 25% of her base salary, in June 2005 in consideration of her contributions to the Company during the fiscal year ended June 30, 2005. She received a bonus of $125,000 during the prior fiscal year.

Ms. Sullivan received a grant of options to purchase 150,000 shares of common stock at a price of $1.75 per share in June 2005 in consideration of her achievements in the fiscal year ended June 30, 2005. She had been granted stock options to purchase 150,000 shares of Immunomedics’ common stock at a price of $5.44 per share in June 2004 in consideration of her performance during the year ended June 30, 2004.

The Compensation Committee believes that Ms. Sullivan’s fiscal 2005 total compensation was competitive, fair, and consistent with Immunomedics’ results for the year, and reflective of Immunomedics’ executive compensation philosophy.

Tax Policy

Internal Revenue Code Section 162(m) precludes Immunomedics from taking a deduction for compensation in excess of $1.0 million paid to the executive officers required to be named in the Summary Compensation Table in the proxy statement. Certain income may be excluded from the limit. While it is our policy to qualify our executive officer compensation for deductibility under applicable tax law to the extent reasonable, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and non-deductible payments have been made in the past and may possibly occur again.

Immunomedics will be able to fully deduct the compensation paid to the named executive officers in fiscal 2005. If it appears likely that the application of Section 162(m) will affect the Company in the future, the Board of Directors and the Compensation Committee will assess the practical effect on executive compensation and the Company, and determine what action, if any, is appropriate to exclude certain compensation from the limit while maintaining the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy, and our best interests, in each case without regard to deductibility. Accordingly, the Company may from time to time pay compensation to our executive officers that may not be deductible for tax purposes.

The Compensation Committee

Richard R. Pivirotto, Chairman

Mary E. Paetzold

Brian A. Markison

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three of our non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Stock Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASD listing standards. The Audit Committee has reviewed and updated this charter annually. This charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter is attached to this proxy statement as Appendix A.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2005.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics Inc. maintained effective internal control over financial reporting as of June 30, 2005, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Immunomedics that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by this Standard, and the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2005. Information about the auditors’ fees for fiscal 2005 is listed below in this proxy statement under “Independent Registered Public Accounting Firm.” Based on these discussions and considerations, The Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, The Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2005. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2006.

The Audit Committee

Mary E. Paetzold, Chairperson

Dr. Marvin E. Jaffe

Richard R. Pivirotto

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2006. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2005 and June 30, 2004, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2005	2004
Audit Fees(1):	$409,720	$188,900
Audit-Related Fees:	—	—
Tax Fees:	15,000	10,430
All Other Fees:	—	—

Total	$424,720	$199,330

(1)	Audit fees include fees for audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards. Also included in 2005 are audit related fees are services provided by Ernst & Young LLP in 2005 related to the audit of the Company’s assessment of internal control to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As of October 22, 2002, our Board of Directors terminated KPMG LLP as our independent registered public accounting firm and approved the engagement of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2003. Consistent with the policy of our Board of Directors to consider a change in accounting firms from time to time, after ten years with KPMG the Audit Committee of our Board of Directors determined it was an appropriate time to make a change. Following a review of the available alternatives with our senior management, the Audit Committee resolved to recommend to the entire Board of Directors that we engage Ernst & Young. The Board of Directors then unanimously approved the recommendation.

The audit report of KPMG on our consolidated financial statements as of and for the fiscal year ended June 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended June 30, 2002 and the subsequent interim period through October 22, 2002, there were no disagreements between us and KPMG concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

We did not consult with Ernst & Young during our fiscal year ended June 30, 2002 on the application of accounting principles to a specified transaction, the type of opinion that might be rendered on our financial statements, any accounting, auditing or financial reporting issue, or any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.

We provided KPMG with a copy of the disclosures contained in the Form 8-K filed on October 25, 2002.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were in compliance. There were no purchases of shares or exercises of options in the fiscal year ended June 30, 2005, by any such persons that were not timely filed under Section 16(a).

Stockholder Proposals for Fiscal 2006 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2006, stockholder proposals must be received no later than June 26, 2006. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 7, 2006, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.immunomedics.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950.

Appendix A

AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

I. STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”).

II. PURPOSE

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The purpose of the Committee is: (1) to oversee the accounting and reporting processes of the Company and the audits of the financial statements of the Company; (2) to interact directly with, and evaluate the qualifications, performance and independence of, the Company’s independent auditors; (3) to assist the Board as appropriate in connection with the Board’s responsibilities in overseeing the Company’s compliance with legal and regulatory requirements; and (4) to take appropriate action in connection with the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III. COMPOSITION; MEETINGS AND OPERATIONS

The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an “independent director” of the Company as that term is defined by the Sarbanes-Oxley Act of 2002 (the “S-O Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of The Nasdaq Stock Market, and any other law, rule or regulation applicable to the Company. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the S-O Act and the final rules promulgated thereunder and as determined by the Board.

Committee members and a Chairperson of the Committee shall be appointed by the Board. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

A majority of the Committee shall constitute a quorum for the transaction of business. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee Chairperson’s vote shall decide the issue.

The Committee shall meet, in person or telephonically, at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall make regular reports to the full Board.

The Committee shall have the authority to conduct any investigation appropriate to fulfilling its duties and responsibilities, and shall have direct access to the Company’s independent auditors as well as anyone in the Company. The Committee has the ability to retain and pay, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

IV. RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. While the Committee has the responsibilities set forth in this Charter, the Committee relies on the expertise and knowledge of management and the independent auditors in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles (“GAAP”). The independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.

In carrying out its duties and responsibilities, the Committee shall:

Financial Reporting

1. Review with management and the independent auditors the Company’s year-end audited financial statements to determine whether to recommend to the Board that the Company’s audited financial statements be filed with the SEC in its Annual Report Form 10-K.

2. Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors.

3. Review with the independent auditors and financial and accounting personnel: (i) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation, and (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4. Review and discuss reports from the independent auditors regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and (iv) any significant disagreements with management.

5. In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss the Company’s policies for financial risk assessment and management, including the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6. Review with management and the independent auditors the Company’s quarterly financial information prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q.

7. Discuss generally (i.e., the nature of information to be presented and the type or form of presentation to be made in) the Company’s earnings press releases.

8. On a quarterly basis, review and discuss with the independent auditors and management (including the Company’s Chief Executive Officer and Chief Financial Officer), as appropriate, the following:

(a) the certifications of the principal executive officer and principal financial officer required to be made in connection with the Company’s periodic reports under the Exchange Act and the S-O Act;

(b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company’s independent auditors;

(c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

(d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors

9. Be directly responsible for the appointment, retention, termination, compensation and oversight of any registered public accounting firm engaged to prepare or issue an audit report on the Company’s financial statements or perform other audit, review or attest services for the Company (including resolution of disagreements between management and the auditors regarding financial reporting).

10. Have ultimate authority to approve all audit engagement fees and terms of the independent auditors, who shall report directly to the Committee.

11. On an annual basis, ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

12. Review and pre-approve all audit, review, attest and non-audit services not prohibited by Section 201 of the S-O Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the independent auditors (except those services that satisfy the de minimus exception set forth in Section 10A(i) of the Exchange Act). As described in this Charter under “Composition; Meetings and Operations,” the Committee has the authority to delegate this pre-approval responsibility to one or more members of the Committee.

13. Review and discuss the independent auditors’ audit plan, including responsibilities, scope, budget, staffing, locations, reliance upon management and general audit approach.

14. Prior to releasing the Company’s year-end earnings, discuss the results of the audit with the independent auditors.

15. Discuss with the independent auditors any matters required to be communicated to the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit. Such discussion should include any changes required in the planned scope of the audit and any matters communicated by the independent auditors to management which the auditors view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

16. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

17. Periodically review the independent auditors to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the independent auditors, including removal and replacement.

18. Review the hiring by the Company of employees or former employees of the independent auditors.

Legal Compliance

19. Review with management and/or outside legal counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

20. Timely report any non-audit service(s) being performed by the independent auditors to the Company’s Chief Financial Officer (or such employee of the Company that performs a similar function or is designated by such officer for this purpose) so that such information may be disclosed in the Company’s SEC filings as necessary.

Other Responsibilities

21. Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Charter to the Board for approval. Ensure inclusion of this Charter in the Company’s annual proxy statement at least once every three years or as required by SEC regulations.

22. Take appropriate action in connection with the report required by the rules of the SEC to be included in the Company’s annual proxy statement (and any other required reports).

23. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

24. Review, and update periodically, in consultation with the Company’s Nominating and Corporate Governance Committee, the Company’s Business Conduct Guidelines and ensure that management has established a system to enforce such guidelines.

25. Meet separately, periodically with management and the independent auditors.

26. Maintain minutes of meetings and periodically report to the full Board on significant results of the foregoing activities.

27. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law as the Committee or the Board deems necessary or appropriate.

Appendix B

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

I. Membership

The Compensation Committee (the “Committee”) is annually appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”). The Committee shall consist of two or more directors all of whom shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with applicable law and the rules of the NASDAQ Stock Market. In this regard, a person may serve on the Committee only if the Board determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) is “independent” in accordance with the listing standards of the NASDAQ Stock Market. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

II. Meetings

The Committee shall meet at least once per fiscal year and at such other times as it determines to be necessary or appropriate. The Committee shall prepare minutes of each meeting and report to the Board at the next meeting of the Board following each such Committee meeting.

The Committee may adopt such rules and procedures for the conduct of its affairs as it deems necessary or appropriate. These must be consistent the Company’s Bylaws.

A majority of the members of the Committee shall constitute a quorum. The Committee may designate one or more of the members to act for the Committee for specific actions.

III. Responsibilities

The Committee shall:

1. Review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company and its subsidiaries, which takes into consideration, among other things, business and financial objectives, industry and labor market best pay practices, peer company practices, competitive pressures and such other information as may be deemed appropriate by the Committee.

2. Recommend to the Board an executive compensation policy that is designed to:

•	support overall business strategies and objectives,

•	attract, retain and motivate key executives,

•	link compensation with business objectives and organizational performance,

•	align executive officers’ interests with those of the Company’s stockholders, and

•	provide competitive compensation opportunities.

3. Review the job performance of and approve the base salary and all salary changes for (a) the Chief Executive Officer and the President, and (b) with the involvement of the Chief Executive Officer and the President, the other officers of the Company, including, as applicable, review of performance target goals established from time to time at the beginning of a performance period and determination of whether performance goals have been achieved at the end of a performance period. In the case of the Chief Executive Officer, all compensation recommendations will be presented to the independent directors of the Board in executive session for final approval.

B-1

4. Review the job performance of and approve the base salary and all salary changes for (a) the Chief Strategic Officer, and (b) with the involvement of the Chief Strategic Officer, review his performance of target goals established from time to time at the beginning of a performance period and determination of whether performance goals have been achieved at the end of a performance period. In the case of the Chief Strategic Officer, all compensation recommendations will be presented to the independent directors of the Board in executive session for final approval.

5. Approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation of the Chief Executive Officer and other officers of the Company. After consultation with senior management, approve, in the aggregate, stock options, other equity compensation and annual bonuses for all other employees. In the case of the Chief Executive Officer, all compensation recommendations will be presented to the independent directors of the Board in executive session for final approval.

6. Engage independent compensation consultants or outside legal consultants as necessary or appropriate to advise the Committee.

7. Review and recommend for approval to the Board new incentive compensation plans or changes to existing incentive compensation plans and approve the operating rules under the Company’s incentive compensation plans. Review the non-employee or independent directors’ compensation program for competitiveness and plan design and recommend changes as appropriate to the Board.

8. Annually report to stockholders on the compensation of the Company’s officers in general and the Chief Executive Officer in particular.

9. Review its Charter annually and undertake additional activities within the scope of its Charter as the Committee may from time to time determine.

10. Act on behalf of the Board on compensation matters that require action between regularly scheduled Board meetings.

B-2

APPENDIX C

CHARTER OF THE

GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

I. Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) to:

•	With the assistance of management, assure that the Board and the Company maintain a standard of corporate governance that conforms to the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market;

•	Review and provide advice and guidance with respect to the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance developed by management in consultation with legal counsel and recommend approval, as applicable, by the Board;

•	Review the Company’s existing corporate governance guidelines, policies and procedures, and periodically review legal and other developments relating to such guidelines, policies and procedures in consultation with the Audit Committee and legal counsel as appropriate;

•	Lead the Board in its annual review of the Board’s and its committees’ performance;

•	Identify qualified individuals to become Board members, and recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Recommend nominees for each committee of the Board; and

•	Review the recommendations made by the CEO of individuals to serve in the senior executive officer positions of the Company, in consultation with the Compensation Committee as necessary or appropriate, and make recommendations to the Board.

II. Membership

The Committee shall consist of at least two of the members of the Board. All of the members of the Committee shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with the rules of the NASDAQ Stock Market. The Board shall appoint the members of the Committee, each of whom shall serve on the Committee until the earlier of such member’s (i) removal by the Board or (ii) death or resignation. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the then-current listing standards of the NASDAQ Stock Market. The subcommittee may consist of one independent director. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

III. Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities or as otherwise required by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The act of a majority of the Committee members present at a meeting shall be the act of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

The Chair of the Committee or any two members of the Committee (if there are at least two members of the Committee at such time) may fix the time and place of the Committee’s meeting, unless the Board shall otherwise provide. In the absence of any member of the Committee, the Committee’s members who are present at any meeting of the Committee, whether or not they constitute a quorum, may appoint another director to act in the place of the Committee member who is not present at such meeting, provided that the Board determines that such other director is an independent director in accordance with applicable law, the then-current rules of the NASDAQ Stock Market and this Charter.

IV. Authority and Responsibilities

Corporate Governance:

The Committee shall:

•	Receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•	Recommend policies on Board composition, such as the size of the Board, the desired mix of senior executives, persons with a significant relationship to the senior executives and persons without such a relationship, and the desired areas of expertise and levels of experience to be required of the Company’s independent directors;

•	Review key personnel and management succession plans, including a review of the qualifications for and candidates to fill vacancies in senior executive offices of the Company (as recommended by management);

•	Review and reassess, as necessary, the adequacy of the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance, as developed and prepared by management or recommended by legal counsel, and make recommendations to the Board regarding implementation and modification of such guidelines, policies and procedures;

•	Review and recommend to the Board for approval the Company’s Code of Business Conduct;

•	In consultation with the Compensation Committee of the Board, advise on changes in Board compensation;

•	Review the direct and indirect relationships of members of the Board with the Company or its management and assisting the Board with its determination of the independence of its members;

•	Make recommendations on the structure of Board meetings; and

•	Review the functions of the Company’s senior executives and make recommendations on changes.

Nominating:

The Committee shall:

•	Establish and periodically review the criteria and qualifications for membership on the Board and, in consultation with legal counsel, ensure the proper disclosure of such criteria and qualifications in the Company’s annual proxy statement;

•	Review the qualifications of and recommend to the Board nominees for election to the Board at each annual meeting of stockholders and fill vacancies on the Board;

•	Establish policies and procedures for stockholders to introduce and recommend to the Board nominees for election as directors, including the appropriate public disclosure of such policies and procedures, review timely nominations for election of directors received from stockholders and ensure that such stockholders are advised of any final action taken by the Board with respect thereto;

•	Recommend to the Board the composition of each committee of the Board, including recommendations for the Chair of each committee;

•	Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have the sole authority to approve the search firm’s fees and other retention terms; and

•	Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

General:

The Committee shall:

•	Make regular reports to the Board concerning the Committee’s activities;

•	Annually review its own performance; and

•	With the assistance of legal counsel as appropriate, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 7, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐
NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marvin E. Jaffe ° Brian A. Markison ° Mary E. Paetzold ° Richard R. Pivirotto ° Don C. Stark

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2005 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 7, 2005

IMMUNOMEDICS, INC. BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 24, 2005, in connection with the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 7, 2005, at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950, and hereby appoints David M. Goldenberg and Cynthia L. Sullivan, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of all Directors (Proposal 1) and FOR Proposal 2.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 7, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.		2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐
NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Marvin E. Jaffe ° Brian A. Markison ° Mary E. Paetzold ° Richard R. Pivirotto ° Don C. Stark

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

I/we plan to attend the 2005 Annual Meeting ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.